As filed with the United States Securities and Exchange Commission on February 9, 2021

Registration No. 333-252806

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SPOTIFY TECHNOLOGY S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	98-1097620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

42-44, avenue de la Gare

L-1610 Luxembourg

Grand Duchy of Luxembourg

(Address, including zip code, of principal executive offices)

TERMS AND CONDITIONS GOVERNING EMPLOYEE STOCK OPTIONS 2021/2026 IN SPOTIFY TECHNOLOGY S.A.

TERMS AND CONDITIONS GOVERNING EMPLOYEE RESTRICTED STOCK UNITS 2021/2026 IN SPOTIFY TECHNOLOGY S.A.

TERMS AND CONDITIONS GOVERNING CONSULTANT STOCK OPTIONS 2021/2026 IN SPOTIFY TECHNOLOGY S.A.

TERMS AND CONDITIONS GOVERNING CONSULTANT RESTRICTED STOCK UNITS 2021/2026 IN SPOTIFY TECHNOLOGY S.A.

(Full title of the plan)

Horacio Gutierrez

Head of Global Affairs and Chief Legal Officer

150 Greenwich Street, 63rd Floor

New York, NY 10007

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Marc. D. Jaffe

Gregory P. Rodgers

Benjamin J. Cohen

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed solely to correct exhibit hyperlinks contained in the Registration Statement on Form S-8 (File No. 333-252806) filed with the Securities and Exchange Commission on February 5, 2021.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Association of Spotify Technology S.A. (English Translation), as currently in effect (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (File No. 001-38438) filed on February 5, 2021).

5.1	Opinion of Arendt & Medernach SA.*

23.1	Consent of Arendt & Medernach SA (included as part of Exhibit 5.1).*

23.2	Consent of Ernst & Young AB.*

24.1	Power of Attorney (included on the signature page of the Company’s Registration Statement on Form S-8 (No. 333-252806) filed on February 5, 2021).*

99.1	Terms and Conditions Governing Employee Stock Options 2021/2026 in Spotify Technology S.A. (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (File No. 001-38438) filed on February 5, 2021).

99.2	Terms and Conditions Governing Employee Restricted Stock Units 2021/2026 in Spotify Technology S.A. (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (File No. 001-38438) filed on February 5, 2021).

99.3	Terms and Conditions Governing Consultant Stock Options 2021/2026 in Spotify Technology S.A. (incorporated by reference to Exhibit 4.31 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (File No. 001-38438) filed on February 5, 2021).

99.4	Terms and Conditions Governing Consultant Restricted Stock Units 2021/2026 in Spotify Technology S.A. (incorporated by reference to Exhibit 4.34 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (File No. 001-38438) filed on February 5, 2021).

*	Previously filed with the Registration Statement on Form S-8 (File No. 333-252806) on February 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2021.

SPOTIFY TECHNOLOGY S.A.

By:	/s/ Horacio Gutierrez
Horacio Gutierrez
Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel Ek Daniel Ek	Chief Executive Officer, Chairman, and Director (Principal Executive Officer)	February 9, 2021

/s/ Paul Vogel Paul Vogel	Chief Financial Officer (Principal Financial Officer)	February 9, 2021

/s/ Paul Sawyer Paul Sawyer	Chief Accounting Officer (Principal Accounting Officer)	February 9, 2021

* Martin Lorentzon	Director	February 9, 2021

* Christopher Marshall	Director	February 9, 2021

* Barry McCarthy	Director	February 9, 2021

* Shishir Mehrotra	Director	February 9, 2021

* Heidi O’Neill	Director	February 9, 2021

* Ted Sarandos	Director	February 9, 2021

* Thomas Staggs	Director	February 9, 2021

* Cristina Stenbeck	Director	February 9, 2021

* Padmasree Warrior	Director	February 9, 2021

* By:	/s/ Horacio Gutierrez
Horacio Gutierrez
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the registrant’s duly authorized representative has signed the registration statement on Form S-8, in the City of New York, State of New York, on February 9, 2021.

By:	/s/ Horacio Gutierrez
Name:	Horacio Gutierrez
Title:	Authorized Representative in the United States